                                                                     Exhibit 8.1
                                  May 9, 2002


Ladies and Gentlemen:

         You have requested our opinion as to certain federal income tax consequences to Gentiva Health Services, Inc. ("Gentiva") and its stockholders in connection with the Registration Statement (No. 333-82396) on Form S-4 filed on behalf of Accredo Health, Incorporated (the "Registration Statement"). Our opinion is set forth in the Registration Statement under the heading "Certain Federal Income Tax Consequences of the Sale of the SPS Business and Distribution of SPS Sale Proceeds."

         We hereby consent to the filing of this letter as Exhibit 8.1 to the Registration Statement and to the use of our name under the caption "Certain Federal Income Tax Consequences of the Sale of the SPS Business and Distribution of SPS Sale Proceeds" in the Registration Statement and in the Proxy Statement/Prospectus.


                                        Very truly yours,


                                        /s/ Cahill Gordon & Reindel

Gentiva Health Services, Inc.
3 Huntington Quadrangle 2S
Melville, New York 11747